Exhibit 99.1

Arbor Realty Trust, Inc. Closes Additional $30 Million of its Senior
Unsecured Notes due 2023, for a Total Issuance of $71 Million

UNIONDALE, N.Y., June 29, 2020 — Arbor Realty Trust, Inc. (the “Company”) (NYSE:ABR) announced today that it has closed the private placement of $30 million aggregate principal amount of 8.00% senior unsecured notes due April 30, 2023 (the “Reopened Notes”). The Reopened Notes are a further issuance of and form a single series with the $40 million aggregate principal amount of 8.00% senior unsecured notes due April 30, 2023 initially issued by the Company on April 24, 2020 (the “Initial Notes” and, together with the Reopened Notes, the “Notes”). Following this offering, the aggregate outstanding principal amount of the Notes is $70,750,000.

The Company intends to use the net proceeds from the offering to repay secured indebtedness, make investments relating to its business and for general corporate purposes.

Piper Sandler & Co. acted as placement agent for this offering.

The Reopened Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act. The Reopened Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the anticipated use of the net proceeds from the offering. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the uncertainties created by the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Alexander Lobo 646-536-7037 alobo@theruthgroup.com	Media: Bonnie Habyan Chief Marketing Officer 516-506-4615 bhabyan@arbor.com